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                                                                     EXHIBIT 4.1

            AFP IMAGING CORPORATION 1992 EMPLOYEE STOCK OPTION PLAN

1.     Purposes

       The AFP IMAGING CORPORATION 1992 EMPLOYEE STOCK OPTION PLAN (the "Plan") is intended to provide the employees of AFP Imaging Corporation (the "Company") with an added incentive to continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. By thus encouraging employees and promoting their continued association with the Company, the Plan may be expected to benefit the Company and its Stockholders. The Plan allows the Company to grant Incentive Stock Options ("ISOs") (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code")) and NonQualified Stock Options ("NQSOs") not intended to qualify under
Section 422(b) of the Code (collectively the "Options").

2.     Shares Subject to the Plan.

       The total number of shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"), that may be subject to Options granted under the Plan shall be 400,000 in the aggregate, subject to adjustment as provided in Paragraph 8 of the Plan. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirement of outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for granting of Options under the Plan.

3.     Eligibility.

       Options may be granted to employees, which term as used in the Plan includes officers and directors of the Company or of a "subsidiary" or "parent" of the Company, as the quoted terms are defined within Section 424 of the Code. Options may be granted from time to time under the Plan to one or more employees of the Company, including employees who have previously been granted Options under the Plan.

4.     Administration of the Plan.

       The Plan shall be administered by the Board of Directors of the Company as such Board of Directors may be composed from time to time or by a Stock Option Committee (the "Committee") comprised of two disinterested persons (the term "disinterested" having the meaning ascribed to it by Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934 Act")) appointed by such Board of Directors of the Company. As and to the extent authorized by the Board of Directors of the Company, the Committee may exercise the power and authority vested in the Board of Directors under the Plan. Within the limits of the express provisions of the Plan, the Board of Directors shall have the authority, in its discretion, to determine the individuals to whom, and the time or times at which, Options shall be granted, the character of such Options (whether ISO or NQSO) and the number of shares of Common Stock to be subject to each Option, and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Option agreements that may be entered into in connection with Options (which need not be identical), subject to the limitation that agreements granting ISOs must be consistent with requirements for the ISOs being qualified as "incentive stock options" as provided in Section 422 of the Code, and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Board of Directors may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Board of Directors, in its discretion, shall deem relevant. The Board of Directors' determinations on the matters referred to in this paragraph shall be conclusive.

5.     Terms of Options.

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       The Board or the Committee may grant either ISOs or NQSOs. An ISO or an
NQSO enables the optionee to purchase from the Company, at any time during a specified exercise period, a specified number of shares of Common Stock at a specified price (the "Option Price"). The character and terms of each Option granted under the Plan shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

       (a) An Option granted under the Plan must be granted within 10 years from the date the Plan is adopted, or the date the Plan is approved by the Stockholders of the Company, whichever is earlier.

       (b) The Option Price of the Common Stock subject to each ISO shall not be less than the fair market value of such Common Stock at the time such ISO is granted. Such fair market value shall be determined by the Board of Directors and, if the Common Stock is listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on such exchange, or the mean of the closing bid and asked prices of the Common Stock on the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System or the National Quotation Bureau, Inc., as the case may be, on the day on which the Option is granted or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding the day on which the Option is granted for which such prices are available. If an ISO is granted to any individual who, immediately before the ISO is to be granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or a subsidiary or parent of the Company, the Option Price of the Common Stock subject to such ISO shall not be less than 110% of the fair market value per share of the Common Stock at the time such ISO is granted.

       (c) In no event shall any Option granted under the Plan have an expiration date later than 10 years from the date of its grant, and all Options granted under the Plan shall be subject to earlier termination as expressly provided in paragraph 6 hereof. If an ISO is granted to any individual who, immediately before the ISO is granted, owns (directly or through attribution)

more that 10% of the total combined voting power of all classes of capital stock of the Company or of a subsidiary or parent of the Company, such ISO shall by its terms expire and shall not be exercisable after the expiration of five (5) years from the date of its grant.

       (d) Unless otherwise provided in any Option agreement under the Plan, an Option granted under the Plan shall become exercisable, in whole at any time or in part from time to time, but in no case may an Option (i) be exercised as to less than one hundred (100) shares of Common Stock at any one time, or the remaining shares of Common Stock covered by the Option if less than one hundred
(100), and (ii) become fully exercisable more than five years from the date of its grant nor shall less than 20% of the Option become exercisable in any of the first five years of the Option.

       (e) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (to the attention of the Secretary) of written notice of the number of full shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full, in cash or by certified check payable to the order of the Company, of the Option Price of such Common Stock, or, at the discretion of the Committee or the Board, by the delivery of Common Stock having a fair market value equal to the Option Price (provided, in order to qualify as an ISO, more than two years shall have passed since the date of grant and one year from the date of exercise), or at the option of the Committee or the Board, by a combination of cash and such shares (subject to the restriction above) held by the employee that have a fair market value together with such cash that shall equal the Option Price, and at the discretion of the Committee or Board by having the Company withhold from the Common Stock to be issued upon exercise of the Option that number of shares having a fair market value equal to the tax withholding amount due.

       (f) The holder of an Option shall have none of the rights of a Stockholder with respect to the Common Stock covered by such holder's Option until such Common Stock shall be issued to such holder upon the exercise of the Option.

       (g) An ISO granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and any ISOs granted under the Plan may be exercised during the lifetime of the holder thereof only by the holder. No Option granted under the Plan shall be subject to execution, attachment or other process.

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       (h) The aggregate fair market value, determined as of the time any ISO is granted and in the manner provided for by subparagraph (b) of this Paragraph 5, of the Common Stock with respect to which ISOs granted under the Plan are exercisable for the first time during any calendar year and under incentive stock options qualifying as such in accordance with Section 422 of the Code granted under any other Incentive Stock Option plan maintained by the Company or its parent or subsidiary corporations, shall not exceed $100,000.

6.     Death or Termination of Employment.

       (a) If the employment of a holder of an ISO under the Plan shall be terminated voluntarily by the employee or for cause, such holder's ISO shall expire within thirty (30) days after such termination. If such employment shall terminate for any reason other then death, voluntary termination by the employee or for cause, then such ISO may be exercised at any time within three (3) months after such termination, subject to the provisions of subparagraph (f) of this Paragraph 6. For the purposes of this subparagraph (a), the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be a termination of such individual's employment other than voluntarily by the employee or for cause.

       (b) If the holder of an ISO under the Plan dies (i) while employed by the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of such holder's employment other then voluntarily by the employee or for cause, such ISO may, subject to the provisions of subparagraph
(f) of this Paragraph 6, be exercised by a legatee or legatees of such Option under such individual's last will or by such individual's personal representatives or distributees at any time within one year after the individual's death.

       (c) If the employment of a holder of an NQSO under the Plan shall be terminated voluntarily by the employee or for cause, then such holder's NQSO shall expire within thirty (30) days after such termination. If such employment shall terminate for any reason other than death, voluntary termination by the employee or for cause, then such NQSO may be exercised at any time within three
(3) months after the date of such termination, subject to the provisions of subparagraph (f) of this Paragraph 6. For the purposes of this subparagraph (c), the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be a voluntary termination of such individual's employment by the employee.

       (d) If the holder of an NQSO under the Plan dies (i) while employed by the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of his employment either voluntarily or for cause, such NQSO may, subject to the provisions of subparagraph (f) of this Paragraph 6, be exercised by a legatee or legatees of such NQSO under such individual's last will or by such individual's personal representatives or distributees at any time within one year after the individual's death.

       (e) If the holder of an Option under the Plan becomes disabled within the definition of section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation, such option may, subject to the provisions of subparagraph (f) of this Paragraph 6, be exercised at any time within one year after such holder's termination of employment due to the disability.

       (f) An Option may not be exercised pursuant to this Paragraph 6 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment or death, and in any event may not be exercised after the original expiration date of the Option.

7.     Leave of Absence.

       For the purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) shall be considered as remaining in the employ of the Company or of a subsidiary or parent corporation for ninety (90) days or such longer period as such individual's right to reemployment is guaranteed either by statute or by contract.

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8.     Adjustment Upon Changes in Capitalization.

       (a) In the event that the outstanding Common Stock is hereafter changed by reason of recapitalization, reclassification, stock split-up, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in Common Stock, an appropriate adjustment shall be made by the Board of Directors in the aggregate number of shares of Common Stock available under the Plan and in the number of shares of Common Stock and price per share of Common Stock subject to outstanding Options. In the event of the proposed dissolution, liquidation, merger or sale of substantially all of the assets of the Company, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board of Directors. The Board of Directors or the Committee may in its discretion make provision for accelerating the exercisability of Options under the Plan in such circumstances.

       (b) Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of shares of Common Stock would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares of Common Stock.

9.     Further Conditions of Exercise.

       (a) Unless the Common Stock issuable upon the exercise of an Option under the Plan have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, prior to the exercise of the Option, the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the Option to the Company to the effect that such Common Stock is being acquired for investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with said Act.

       (b) The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange on which the Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

       (c) The Board or Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to (i) the withholding of payment of all or any portion of such Option until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or (ii) the canceling of any number of shares of Common Stock issuable upon exercise of such Option in an amount aufficient to reimburse the Company for the amount it is required to so withhold, or (iii) the selling of any property contingently credited by the Company for the purpose of exercising such Option, in order to withhold or reimburse the Company for the amount it is required to so withhold.

10.    Termination, Modification and Amendment.

       The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earliest of the date of its adoption by the Board of Directors, or the date the Plan is approved by the Stockholders of the Company, or such date of termination, as hereinafter provided, and no Option shall be granted after termination of the Plan.

       The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

       The Board of Directors of the Company may at any time, prior to ten (10) years from the earlier of the date of the adoption of the Plan by such Board of Directors or the date the Plan is approved by the Stockholders, terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders

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of a majority of the outstarding shares of capital stock of the Company entitled to vote thereon, increase (except a provided by Paragraph 8) the maximum number of shares of Common Stock as to which Options may be granted under the Plan, materially change the standards of eligibility under the Plan or materially increase the benefits which may accrue to participants under the Plan. Any amendment to the Plan which, in the opinion of counsel to the Company, will be deemed to result in the adoption of a new Plan, will not be effective until approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

       No termination, modification or amendment of the Plan may adversely affect the rights under any outstanding Option without the consent of the individual to whom such option shall have been previously granted.

11.    Effective Date of the Plan.

       The Plan shall become effective upon adoption by the Board of Directors of the Company. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon within one year before or after adoption of the Plan by the Board of Directors.

12.    Not a Contract of Employment.


       Nothing contained in the Plan or in any option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of the Company or of a subsidiary or parent of the Company or in any way limit the right of the Company, or of any parent or subsidiary thereof, to terminate the employment of any employee.

13.    Other Compensation Plans.

       The adoption of the Plan shall not affect any other stock option plan, incentive plan or any other compensation plan in effect for the employees of the Company, nor shall the Plan preclude the Company from establishing any other form of stock option plan, incentive plan or any other compensation plan for employees of the Company.